Exhibit 99.1

David Havlek

salesforce.com

Investor Relations

415-536-2171

dhavlek@salesforce.com

Jane Hynes

salesforce.com

Public Relations

415-901-5079

jhynes@salesforce.com

Salesforce.com Announces Fiscal Third Quarter Results

First Enterprise Cloud Computing Company to Exceed $1.3 Billion Annual Revenue Run Rate

•	Record Revenue of Approximately $331 Million, up 20% Year-Over-Year

•	GAAP EPS of $0.16, up 100% Year-Over-Year

•	Operating Cash Flow of $36M, up 107% Year-Over-Year

•	Record 4,700 Net New Customers During the Quarter

•	Total Customers at 67,900, up 31% Year-Over-Year

•	Total Cash and Marketable Securities of $1.07 Billion, up $265 Million Year-Over-Year

•	Company Raising Full Year Revenue Guidance to Approximately $1.29 Billion

•	Company Raising Full Year GAAP EPS Guidance to Approximately $0.62 to $0.63

SAN FRANCISCO, Calif. – November 17, 2009 – Salesforce.com (NYSE: CRM), the enterprise cloud computing company, today announced results for its fiscal third quarter ended October 31, 2009.

“We are pleased to report record revenue, profit, and customer additions in Q3,” said Marc Benioff, chairman and CEO, salesforce.com. “This gives us fantastic momentum as we head into Dreamforce, where we will announce our biggest product news of the year.”

Salesforce.com delivered the following results for its third quarter, fiscal year 2010:

Revenue: Total Q3 revenue was $330.5 million, an increase of 20% on a year-over-year basis. Subscription and support revenues were $306.9 million, an increase of 21% on a year-over-year basis. Professional services and other revenues were $23.7 million, an increase of 3% on a year-over-year basis.

Earnings per Share: Q3 GAAP diluted earnings per share were approximately $0.16, including approximately $20.4 million in stock based compensation expense and approximately $2.6 million in amortization of purchased intangibles related to previously announced acquisitions. For purposes of the Q3 GAAP EPS calculations, there was an average of approximately 129 million diluted shares outstanding during the quarter.

Customers: Net paying customers rose approximately 4,700 during the quarter to finish at approximately 67,900. Compared with the year ago quarter, net paying customers have grown by approximately 16,100 or 31%.

Cash: Cash generated from operations for the fiscal third quarter was approximately $36 million, up approximately 107% year-over-year. Total cash, cash equivalents and marketable securities finished the quarter at approximately $1.07 billion, an increase of approximately $265 million from the year prior.

Deferred Revenue: Deferred revenue on the balance sheet as of October 31, 2009 was $545 million, an increase of 16% on a year-over-year basis.

As of November 17, 2009, salesforce.com is initiating guidance for its fourth quarter, fiscal year 2010. For its full fiscal year 2010, the company is raising its prior revenue and EPS guidance. In addition, the company is initiating revenue guidance for its full fiscal year 2011.

Q4 FY10: Revenue for the company’s fourth fiscal quarter is projected to be in the range of approximately $340 million to approximately $342 million. GAAP diluted EPS is expected to be in the range of approximately $0.14 to approximately $0.15. Stock based compensation expense is expected to be approximately $26 million, and amortization of purchased intangibles of previously announced acquisitions is expected to be approximately $2.6 million. For purposes of the Q4 GAAP EPS calculation, the company is expecting an average diluted shares count of approximately 132 million shares, a GAAP tax rate of approximately 40% and a noncontrolling interest charge of approximately $1.5 million.

Full Year FY10: The company today is raising the full year revenue guidance it provided on August 20, 2009 with revenue now expected to be approximately $1.292 billion to approximately $1.294 billion. The company is also raising its earnings outlook for the full year, expecting GAAP diluted EPS to be in the range of approximately $0.62 to approximately $0.63. Stock based compensation expense is expected to be approximately $89 million, and amortization of purchased intangibles of previously announced acquisitions is expected to be approximately $9.9 million. For purposes of the full fiscal year 2010 GAAP EPS calculation, the company is expecting an average diluted share count of approximately 127 million shares, a GAAP tax rate of approximately 42%, and a noncontrolling interest charge of approximately $3.5 million.

Full Year FY11: The company is initiating guidance for its full fiscal year 2011 with projected revenue growth in the range of approximately 15% to 16% when compared to projected fiscal year 2010. The company expects to update this guidance, as well as provide its expectations for FY11 GAAP EPS when it announces its fourth quarter, fiscal year 2010 results planned for February, 2010.

Quarterly Conference Call

Salesforce.com will host a conference call to discuss its third quarter fiscal 2010 results at 2:00 p.m. Pacific Standard Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.salesforce.com/investor. In addition, an archive of the webcast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing domestically 866-901-SFDC or 866-901-7332 and internationally at 706-902-1764. A replay will be available at (800) 642-1687 or (706) 645-9291, passcode 39679783, until midnight (EST) December 8, 2009.

About salesforce.com

Salesforce.com is the enterprise cloud computing company. The company’s portfolio of Salesforce CRM applications, available at http://www.salesforce.com/products/, has revolutionized the ways that companies collaborate and communicate with their customers across sales, marketing and service. The company’s Force.com Platform (http://www.salesforce.com/platform/) enables customers, partners and developers to quickly build powerful business applications to run every part of the enterprise in the cloud. Based on salesforce.com’s <http://salesforce.com> real-time, multi-tenant architecture, Salesforce CRM and Force.com offer the fastest path to customer success with cloud computing.

As of October 31, 2009, salesforce.com manages customer information for approximately 67,900 customers including Allianz Commercial, Dell, Dow Jones Newswires, Japan Post, Kaiser Permanente, KONE, and SunTrust Banks.

Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM”. For more information please visit http://www.salesforce.com, or call 1-800-NO-SOFTWARE.

###

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about expected revenue and GAAP earnings per share for the fourth fiscal quarter of 2010 and the full fiscal year, and our expected tax rate, stock based compensation expense, amortization expense, noncontrolling interest expense, and shares outstanding, the achievement of which involve risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include - but are not limited to - risks associated with possible fluctuations in our financial and operating results, rate of growth and anticipated revenue run rate; errors, interruptions or delays in our service or our Web hosting; breaches of our security measures; the financial impact of any future acquisitions; the nature of our business model; our ability to continue to release, and gain customer acceptance of, new and improved versions of our service; successful customer deployment and utilization of our existing and future services; changes in our sales cycle; competition; various financial aspects of our subscription model; unexpected increases in attrition or decreases in new business; the emerging market in which we operate; our ability to hire, retain and motivate our employees and manage our growth; changes in our customer base; technological developments; regulatory developments; litigation; unanticipated changes in our effective tax rate; and fluctuations in the number of shares we have outstanding, the price of such shares, foreign currency exchange rates, interest rates, and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect our financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including our Form 10-Q that will be filed for the quarter ended October 31, 2009 and our Form 10-K for the fiscal year ended January 31, 2009. These documents are available on the SEC Filings section of the Investor Information section of our website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Copyright (c) 2009 salesforce.com, inc. All rights reserved. Salesforce and the “no software” logo are registered trademarks of salesforce.com, inc., and salesforce.com owns other registered and unregistered trademarks. Other names used herein may be trademarks of their respective owners.

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2009	2008	2009	2008
Revenues:
Subscription and support	$306,870	$253,403	$882,078	$718,464
Professional services and other	23,679	23,084	69,456	68,722

Total revenues	330,549	276,487	951,534	787,186

Cost of revenues (1):
Subscription and support	40,745	32,424	116,744	91,802
Professional services and other	24,825	23,924	73,122	69,935

Total cost of revenues	65,570	56,348	189,866	161,737

Gross profit	264,979	220,139	761,668	625,449

Operating expenses (1):
Research and development	32,763	26,270	95,450	70,070
Marketing and sales	152,166	136,452	436,647	389,930
General and administrative	49,909	41,284	139,818	117,797

Total operating expenses	234,838	204,006	671,915	577,797

Income from operations	30,141	16,133	89,753	47,652

Interest, net	7,211	3,840	18,987	17,270
Other income (expense)	(336)	534	(1,037)	(1,069)

Income before provision for income taxes and noncontrolling interest	37,016	20,507	107,703	63,853

Provision for income taxes	(15,573)	(8,824)	(45,426)	(29,693)

Consolidated net income	21,443	11,683	62,277	34,160

Less: Net income attributable to noncontrolling interest	(752)	(1,559)	(1,952)	(4,485)

Net income attributable to salesforce.com	$20,691	$10,124	$60,325	$29,675

Earnings per share - basic and diluted:

Basic net income per share attributable to salesforce.com common shareholders	$0.17	$0.08	$0.49	$0.25

Diluted net income per share attributable to salesforce.com common shareholders	$0.16	$0.08	$0.48	$0.24

Shares used in computing basic net income per share	124,561	121,635	123,871	120,759

Shares used in computing diluted net income per share	128,596	125,133	126,993	125,173
(1) Amounts include stock-based expenses, as follows:

Cost of revenues	$2,995	$2,817	$9,322	$8,149
Research and development	2,707	2,494	8,741	6,852
Marketing and sales	9,055	9,235	28,314	26,105
General and administrative	5,650	4,730	16,570	15,119

salesforce.com, inc.

Condensed Consolidated Statements of Operations

As a percentage of total revenues:

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2009	2008	2009	2008
Revenues:
Subscription and support	93%	92%	93%	91%
Professional services and other	7	8	7	9

Total revenues	100	100	100	100

Cost of revenues:
Subscription and support	12	12	12	12
Professional services and other	8	8	8	9

Total cost of revenues	20	20	20	21

Gross profit	80	80	80	79

Operating expenses:
Research and development	10	10	10	9
Marketing and sales	46	49	46	49
General and administrative	15	15	15	15

Total operating expenses	71	74	71	73

Income from operations	9	6	9	6

Interest, net	2	1	2	2
Other income (expense)	0	0	0	0

Income before provision for income taxes and noncontrolling interest	11	7	11	8

Provision for income taxes	(5)	(3)	(5)	(4)

Consolidated net income	6	4	6	4

Less: Net income attributable to noncontrolling interest	0	0	0	0

Net income attributable to salesforce.com	6%	4%	6%	4%

Stock-based expenses as a percentage of total revenues, as follows:

Cost of revenues	1%	1%	1%	1%
Research and development	1	1	1	1
Marketing and sales	3	3	3	3
General and administrative	1	2	2	2

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

	October 31,	January 31,
	2009	2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$242,888	$483,834
Short-term marketable securities	202,446	213,769
Accounts receivable, net	191,297	266,555
Deferred commissions	37,065	39,384
Deferred income taxes	26,992	31,900
Prepaid expenses and other current assets	62,227	33,115

Total current assets	762,915	1,068,557

Marketable securities, noncurrent	624,758	184,962
Fixed assets, net	95,598	77,027
Deferred commissions, noncurrent	17,077	17,699
Deferred income taxes, noncurrent	30,695	26,589
Capitalized software, net	32,780	29,989
Goodwill	45,402	44,872
Other assets, net	33,976	30,127

Total assets	$1,643,201	$1,479,822

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,617	$16,379
Accrued expenses and other current liabilities	174,309	163,205
Income taxes payable	3,050	3,619
Deferred revenue	533,502	583,763

Total current liabilities	726,478	766,966

Income taxes payable, noncurrent	19,298	12,490
Long-term lease liabilities and other	14,952	7,616
Deferred revenue, noncurrent	11,933	10,263

Total liabilities	772,661	797,335

salesforce.com stockholders’ equity:
Common stock	125	123
Additional paid-in capital	775,838	648,724
Accumulated other comprehensive loss	(3,239)	(2,905)
Retained earnings	86,167	25,842

Total stockholders’ equity controlling interest	858,891	671,784

Total stockholders’ equity noncontrolling interest	11,649	10,703

Total stockholders’ equity	870,540	682,487

Total liabilities and stockholders’ equity	$1,643,201	$1,479,822

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2009	2008	2009	2008
Operating activities:
Consolidated net income	$21,443	$11,683	$62,277	$34,160
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,601	7,910	37,890	24,938
Amortization of deferred commissions	15,698	14,784	45,959	43,414
Expenses related to stock-based awards	20,407	19,276	62,947	56,225
Excess tax benefits from employee stock plans	(7,401)	(17,706)	(32,536)	(42,247)
Loss on securities	—	2,052	—	2,052
Changes in assets and liabilities:
Accounts receivable, net	(22,515)	(9,002)	75,355	64,077
Deferred commissions	(18,013)	(13,682)	(43,018)	(40,564)
Prepaid expenses and other current assets	(12,892)	(6,313)	(14,711)	(12,406)
Other assets	(506)	(2,943)	(624)	(429)
Accounts payable	2,228	6,621	(762)	12,951
Accrued expenses and other current liabilities	27,045	14,733	35,165	23,497
Deferred revenue	(3,575)	(10,292)	(48,591)	(11,640)

Net cash provided by operating activities	35,520	17,121	179,351	154,028

Investing activities:
Purchase of subsidiary stock	—	(16,693)	—	(16,693)
Business combinations, net of cash acquired	(4,500)	(27,344)	(4,500)	(27,344)
Purchase of marketable securities	(218,056)	(123,476)	(980,519)	(323,415)
Sales of marketable securities	121,413	26,656	438,679	84,187
Maturities of marketable securities	55,400	66,557	119,566	200,387
Capital expenditures	(14,089)	(11,614)	(46,845)	(48,827)

Net cash used in investing activities	(59,832)	(85,914)	(473,619)	(131,705)

Financing activities:
Proceeds from the exercise of stock options	18,559	6,595	32,866	40,605
Excess tax benefits from employee stock plans	7,401	17,706	32,536	42,247
Principal payments on capital lease obligations	(2,398)	(286)	(5,904)	(291)

Net cash provided by financing activities	23,562	24,015	59,498	82,561

Effect of exchange rate changes	(2,531)	49	(6,176)	(1,665)

Net (decrease) increase in cash and cash equivalents	(3,281)	(44,729)	(240,946)	103,219

Cash and cash equivalents, beginning of period	246,169	427,043	483,834	279,095

Cash and cash equivalents, end of period	$242,888	$382,314	$242,888	$382,314

salesforce.com, inc.

Additional Metrics

(Unaudited)

	Oct 31,	Jul 31,	April 30,	Jan 31,	Oct 31,	Jul 31,
	2009	2009	2009	2009	2008	2008
Full Time Equivalent Headcount	3,814	3,653	3,607	3,566	3,318	3,046

Financial data (in thousands):
Cash, cash equivalents and marketable securities	$1,070,092	$1,030,406	$983,824	$882,565	$804,606	$823,417
Deferred revenue, current and noncurrent	$545,435	$549,010	$549,373	$594,026	$469,534	$479,546

	Three Months Ended October 31,		Nine Months Ended October 31,
	2009	2008	2009	2008
Revenues by geography (in thousands):
Americas	$232,802	$200,143	$679,460	$567,076
Europe	60,761	48,076	168,355	142,597
Asia Pacific	36,986	28,268	103,719	77,513

	$330,549	$276,487	$951,534	$787,186

As a percentage of total revenues:

Revenues by geography:
Americas	70%	72%	71%	72%
Europe	18	17	18	18
Asia Pacific	12	11	11	10

	100%	100%	100%	100%